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                                                                   EXHIBIT 10.14

             First Amendment to Sublease Agreement between Luminex ("Sublessee") and American Innovations, Ltd. ("Sublessor")

          This amendment is to be attached to, and form a part of, the Sublease Agreement made the 20/th/ day of December, 1999 between Sublessor and Sublessee covering a portion of the space located at 12112 Technology Blvd., Suite 100, Austin, Texas known as McNeil #5 and subject to the Main Lease between Sublessor and Aetna Life Insurance.

1. The premises being subleased is amended as shown in Exhibit A to include an additional 400 square feet comprising a hallway that will serve as the fire exit pathway for said premises. Any costs related to modify the additional space to comply with security and fire safety shall be the sole responsibility of Sublessee. Sublessee is responsible for installing two doors where indicated on Exhibit A; one door will separate the premises being subleased from those being leased by Sublessor and the second door is required to open the additional hallway covered by this amendment.

2. Sublessee agrees to pay Sublessor rent and tenant costs (including electricity) for the premises being subleased, including the additional 400 square feet described in this amendment, in the amount of three thousand forty-five dollars ($3,045.00) per month payable in advance on the 1/st/ day of each calender month during the term of the Sublease Agreement. Upon execution of this amendment, Sublessee shall pay Sublessor $420 to cover the difference in rent and tenant costs for the additional 400 square feet in January 2000.

3. The term of the Sublease Agreement shall be for fifteen (15) months commencing on January 1, 2000 and ending March 31, 2001 provided that the Sublease Agreement shall sooner terminate upon the termination for any cause whatsoever of the Main Lease. The amendment is made to correct a typographical error in the Sublease Agreement.

4.   Addresses were omitted from the Sublease Agreement. For the purposes of
     Section 10 of the Sublease Agreement, any notices shall be delivered to the following addresses:

          American Innovations                        Luminex Corporation
          12112 Technology Blvd., Suite 100           12212 Technology Blvd.
          Austin, Texas 78727                         Austin, Texas 78727

Except as herein modified and amended, the Sublease Agreement shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby confirmed:

ACCEPTED:                                   ACCEPTED:
American Innovations, Ltd. ("Sublessor")    Luminex ("Sublessee")


BY: /s/ Richard J. Smalling                 BY: /s/ James L. Persky
    --------------------------------            --------------------------------
    Richard J. Smalling                         James Persky
    President                                   Vice President & Chief Financial
    Date: January 24, 2000                      Officer
                                                Date:___________________________

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